REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM

To the Shareholders and Board of Trustees of The Advisors Inner Circle Fund II

In planning and performing our audits of the
financial statements of Hancock Horizon Burkenroad
Small Cap Fund, Hancock Horizon Core Bond Fund,
Hancock Horizon Diversified Income Fund, Hancock
Horizon Diversified International Fund, Hancock
Horizon Dynamic Asset Allocation Fund, Hancock
Horizon Government Money Market Fund, Hancock
Horizon Growth Fund, Hancock Horizon International
Small Cap Fund, Hancock Horizon Louisiana Tax-Free
Income Fund, Hancock Horizon Microcap Fund, Hancock
Horizon Mississippi Tax-Free Income Fund, Hancock
Horizon Quantitative Long/Short Fund, Hancock
Horizon U.S. Small Cap Fund and Hancock Horizon
Value Fund (fourteen of the series constituting The
Advisors Inner Circle Fund II (the Trust) as of and
for the year ended January 31, 2016, in accordance
with the standards of the Public Company Accounting
Oversight Board (United States), we considered the
Trusts internal control over financial reporting,
including controls over safeguarding securities, as
a basis for designing our auditing procedures for
the purpose of expressing our opinion on the
financial statements and to comply with the
requirements of Form N-SAR, but not for the purpose
of expressing an opinion on the effectiveness of the
Trusts internal control over financial reporting.
Accordingly, we express no such opinion.
The management of the Trust is responsible for
establishing and maintaining effective internal
control over financial reporting. In fulfilling this
responsibility, estimates and judgments by
management are required to assess the expected
benefits and related costs of controls. A companys
internal control over financial reporting is a
process designed to provide reasonable assurance
regarding the reliability of financial reporting and
the preparation of financial statements for external
purposes in accordance with generally accepted
accounting principles. A companys internal control
over financial reporting includes those policies and
procedures that (1) pertain to the maintenance of
records that, in reasonable detail, accurately and
fairly reflect the transactions and dispositions of
the assets of the company; (2) provide reasonable
assurance that transactions are recorded as
necessary to permit preparation of financial
statements in accordance with generally accepted
accounting principles, and that receipts and
expenditures of the company are being made only in
accordance with authorizations of management and
directors of the company; and (3) provide reasonable
assurance regarding prevention or timely detection
of unauthorized acquisition, use or disposition of a
companys assets that could have a material effect on
the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not prevent or
detect misstatements. Also, projections of any
evaluation of effectiveness to future periods are
subject to the risk that controls may become
inadequate because of changes in conditions, or that
the degree of compliance with the policies or
procedures may deteriorate.
A deficiency in internal control over financial
reporting exists when the design or operation of a
control does not allow management or employees, in
the normal course of performing their assigned
functions, to prevent or detect misstatements on a
timely basis. A material weakness is a deficiency,
or a combination of deficiencies, in internal
control over financial reporting, such that there is
a reasonable possibility that a material
misstatement of the companys annual or interim
financial statements will not be prevented or
detected on a timely basis.
Our consideration of the Trusts internal control
over financial reporting was for the limited purpose
described in the first paragraph and would not
necessarily disclose all deficiencies in internal
control that might be material weaknesses under
standards established by the Public Company
Accounting Oversight Board (United States). However,
we noted no deficiencies in the Trusts internal
control over financial reporting and its operation,
including controls over safeguarding securities,
that we consider to be a material weakness as
defined above as of January 31, 2016.
This report is intended solely for the information
and use of management and the Board of Trustees of
the Trust and the Securities and Exchange Commission
and is not intended to be and should not be used by
anyone other than these specified parties.
/s/ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 31, 2016



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